Exhibit 99.1

     BANCFIRST CORPORATION ANNOUNCES MERGER OF FIRST BARTLESVILLE BANK INTO
                                    BANCFIRST

    OKLAHOMA CITY, Dec. 8 /PRNewswire-FirstCall/ -- BancFirst Corporation (Nasdaq: BANF) announced that it has completed the previously announced merger of First Bartlesville Bank into BancFirst on December 8, 2006. On November 30, 2006, First Bartlesville Bank had approximately $44 million in assets, $38 million in deposits, and $5.5 million in equity capital. The acquisition will enhance the presence of BancFirst in northeastern Oklahoma.

    BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with total assets of $3.4 billion, loans of $2.3 billion, deposits of $3.0 billion and equity of $335 million. BancFirst offers banking services throughout 47 communities across Oklahoma.

    This press release may include forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

SOURCE  BancFirst
    -0-                             12/08/2006
    /CONTACT:  Glenn Bonner, President of BancFirst Bartlesville,
+1-918-338-4390; or Joe T. Shockley, Jr., Chief Financial Officer of BancFirst, +1-405-270-1003/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20040818/BANFLOGO
              PRN Photo Desk photodesk@prnewswire.com/
    (BANF)